Exhibit 10.1

AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

WHEREAS, AVROBIO, Inc. (the “Company”) and Chris Mason (the “Executive”) (collectively the “Parties”) entered into that certain Employment Agreement dated September 1, 2018, as amended on April 5, 2021 (the “Employment Agreement”);

WHEREAS, the Parties have agreed to modify the Employment Agreement pursuant to this agreement (the “Amendment,” and the Employment Agreement as amended by this Amendment, the “Amended Employment Agreement”); and

WHEREAS, capitalized terms not defined herein are defined in the Employment Agreement.

NOW, THREFORE, pursuant to Section 17 of the Employment Agreement, the Parties hereby amend the Employment Agreement as follows:

1.Section 1(a) of the Employment Agreement is amended by deleting the first sentence and replacing it with the following new sentence in lieu thereof:

“The term of this Agreement shall commence on the Effective Date and end on June 30, 2022, unless earlier terminated in accordance with the provisions hereof (the “Term”).”

2.Section 1(b) of the Employment Agreement is amended and restated in its entirety as follows:

“Position and Duties. During the Term, the Executive shall continue to serve as the Chief Scientific Officer of the Company and shall have such powers and duties as may from time to time be prescribed by the Chief Executive Officer of the Company (the “CEO”). The Executive shall devote fifty percent (50%) of his full working time and efforts to the business and affairs of the Company, on a schedule to be mutually agreed upon between the Executive and the CEO, provided that if the Executive and the CEO are unable to agree on such a schedule, the CEO may establish the schedule in good faith. Notwithstanding the foregoing, the Executive may serve on other boards of directors, with the approval of the Board, or engage in religious, charitable or other community activities as long as such services and activities are disclosed to the Board and do not materially interfere with the Executive’s performance of his duties to the Company as provided in this Agreement. For the avoidance of doubt, the Executive may continue to serve in the roles set forth on Schedule 1 hereto without the necessity of further approval from the Board, provided that no conflicts result in the future from the Executive’s service in such role.”

3.Section 2(a) of the Employment Agreement is amended and restated in its entirety as follows:

“(a) Base Salary. Effective as of April 1, 2022 and continuing for the remainder of the Term, the Employee’s annual base salary rate (“Base Salary”) shall be $215,000.04.  The Base Salary shall be payable in a manner that is consistent with the Company’s usual payroll practices for executive officers.”

4.Section 2(b) of the Employment Agreement is amended and restated as follows:

“(b) Incentive Compensation.  The Executive will not be eligible to receive cash

Exhibit 10.1

incentive compensation during the remainder of the Term (i.e., for the year 2022). During the remainder of the Term, the Executive shall not be eligible to participate in retention award programs and shall not be eligible to receive grants of new stock options, restricted stock units or other equity awards under the Company’s equity incentive plans. The Executive’s vested and unvested equity awards will remain subject in all respects to the Company’s equity incentive plans and the applicable equity award agreement(s).”

5.Sections 4(b) and 5 of the Employment Agreement are hereby deleted and replaced with the text “[RESERVED].”

6.The Executive acknowledges and agrees that, effective April 1, 2022, the Executive will no longer serve on the Company’s Executive Team or the Company’s Disclosure Committee, and the Executive hereby resigns from such committees. The Executive agrees to execute any documentation necessary to effectuate such resignations.

7.The Parties agree that neither the execution of this Amendment nor this Amendment taking effect constitutes (i) a termination by the Company under Section 3(c) of the Employment Agreement or (ii) grounds for “Good Reason” under Section 3(e) of the Employment Agreement, and the Executive hereby waives any right to claim Good Reason as a result of this Amendment. The Parties further agree neither the execution of this Amendment nor this Amendment taking effect entitles the Executive to the compensation outlined in Section 4 of the Employment Agreement. The Executive acknowledges and agrees that he has voluntarily resigned from the Company (subject to the terms of the Amended Employment Agreement) and thus is not eligible for any severance benefits of any kind from the Company, whether under the Employment Agreement or otherwise.

8.In consideration for, among other terms, the Executive’s continued employment and the payments and benefits set forth in this Amendment, to which the Executive acknowledges the Executive would otherwise not be entitled, the Executive voluntarily releases and forever discharges the Company, its affiliated and related entities, its and their respective predecessors, successors and assigns, its and their respective employee benefit plans and fiduciaries of such plans, and the current and former officers, directors, shareholders, employees, attorneys, accountants and agents of each of the foregoing in their official and personal capacities (collectively referred to as the “Releasees”) generally from all claims, demands, debts, damages and liabilities of every name and nature, known or unknown (collectively, “Claims”) that, as of the date when the Executive signs this Amendment, the Executive has, ever had, now claims to have or ever claimed to have had against any or all of the Releasees. This release includes, without limitation, all Claims under the Age Discrimination in Employment Act, the Americans with Disabilities Act, and Title VII of the Civil Rights Act of 1964); under MGL c. 151B; and for wages, bonuses, incentive compensation, commissions, stock, stock options, vacation pay or any other compensation or benefits, either under 150C, or otherwise (collectively, the “Release”). This Release does not waive claims that cannot be released by law; claims for indemnification to the extent provided in the Company’s by-laws or the Company’s written form of indemnification agreement; and claims that arise after the date the Executive signs the Release.

9.The Executive acknowledges that the Executive has been given the opportunity to consider this Amendment for twenty-one (21) days before signing it (the “Consideration Period”) and that the Executive has knowingly and voluntarily entered into this Amendment. The

Exhibit 10.1

Executive is advised to consult with an attorney before signing this Amendment. To accept this Amendment, the Executive must return a signed original or a signed PDF copy of this Amendment so that it is received by the undersigned Company representative at or before the expiration of the Consideration Period. If the Executive signs this Amendment before the end of the Consideration Period, the Executive acknowledges by signing this Amendment that such decision was entirely voluntary and that the Executive had the opportunity to consider this Amendment for the entire Consideration Period. For the period of seven (7) days from the date when the Executive signs this Amendment, the Executive has the right to revoke this Amendment by written notice to the undersigned. For such a revocation to be effective, it must be delivered so that it is received by the undersigned at or before the expiration of the seven (7) day revocation period (the “Revocation Period”). This Amendment shall not become effective or enforceable during the Revocation Period. It will become effective on the day after the Revocation Period ends.

10.All other provisions of the Employment Agreement and the Restricted Covenants Agreement shall remain in full force and effect in accordance with their terms. The Executive hereby reaffirms the terms of the Restricted Covenants Agreement.

IN WITNESS WHEREOF, the Parties hereby have executed this Amendment on April 25, 2022.

AVROBIO, INC.

/s/ Geoff MacKay

By:  Geoff Mackay

Its:  Chief Executive Officer

EXECUTIVE

/s/ Christopher Mason

Chris Mason